UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2010

NFINANSE INC.

(Exact name of registrant specified in its charter)

Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (813) 367-4400

Not applicable.

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 29, 2010, the Board of Directors of nFinanSe Inc. (the “Company”) approved an offering of up to $5,000,000 of Series E Convertible Preferred Stock, $0.001 par value per share (“Series E Preferred Stock”) at a purchase price of $1.50 per share.  On July 3, 2010, the Company entered into Securities Purchase Agreements, as amended by addendums to the Securities Purchase Agreements dated as of July 3, 2010 (as amended, the “Purchase Agreements”), with several institutional and accredited investors (collectively, the “Investors”), pursuant to which the Company issued 333,334 shares of its Series D Convertible Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”), which pursuant to the Purchase Agreements was exchanged for 333,334 shares of Series E Preferred Stock On July 8, 2010 (the date on which the Statement of Designations, Rights and Preferences of the Series E Convertible Preferred Stock was filed with the Secretary of State of the State of Nevada (the “Series E Certificate”) for an aggregate cash purchase price of $500,001.

The Series E Preferred Stock is not convertible into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), by the Investors to the extent that, if converted, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Series D Preferred Stock (and the Series E Preferred Stock issued upon exchange of the Series D Preferred Stock and the shares of Common Stock to be issued upon conversion of the Series E Preferred Stock (the “Conversion Shares”)) have not been registered under the Securities Act of 1933, as amended (the “Act”).  The Company offered and sold the Series D and E Preferred Stock and Conversion Shares to the Investors in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 3.03.  Material Modification to Rights of Security Holders.

Amendment of the Series A Certificate

On July 8, 2010, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation (the “Series A Certificate of Amendment”) to amend the Company’s Certificate of Designations, Rights and Preferences of Series A Convertible Preferred Stock (the “Series A Certificate”), which sets forth the rights and preferences of the Company’s Series A Convertible Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”).  The Series A Certificate of Amendment was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of July 8, 2010.

The Series A Certificate of Amendment amends the Series A Certificate such that the “Series A Liquidation Preference” (as such term is defined in the Series A Certificate) will be paid on a subordinated basis to the payment of the liquidation preference payment of the Series E Preferred Stock.

Amendment of the Series B Certificate

On July 8, 2010, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation (the “Series B

Certificate of Amendment”) to amend the Company’s Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock (the “Series B Certificate”), which sets forth the rights and preferences of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”).  The Series B Certificate of Amendment was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of July 8, 2010.

The Series B Certificate of Amendment amends the Series B Certificate such that the “Series B Liquidation Preference” (as such term is defined in the Series B Certificate) will be paid on a subordinated basis to the payment of the liquidation preference payment of the Series E Preferred Stock.

Amendment of the Series C Certificate

On July 8, 2010, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation (the “Series C Certificate of Amendment”) to amend the Company’s Certificate of Designations, Rights and Preferences of Series C Convertible Preferred Stock (the “Series C Certificate”), which sets forth the rights and preferences of the Company’s Series C Convertible Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”).  The Series C Certificate of Amendment was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of July 8, 2010.

The Series C Certificate of Amendment amends the Series C Certificate such that the “Series C Liquidation Preference” (as such term is defined in the Series C Certificate) will be paid on a subordinated basis to the payment of the liquidation preference payment of the Series E Preferred Stock.

Amendment of the Series D Certificate

On July 8, 2010, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to Certificate of Designation For Nevada Profit Corporation (the “Series D Certificate of Amendment”) to amend the Company’s Certificate of Designations, Rights and Preferences of Series D Convertible Preferred Stock (the “Series D Certificate”), which sets forth the rights and preferences of the Company’s Series D Preferred Stock.  The Series D Certificate of Amendment was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of July 8, 2010.

The Series D Certificate of Amendment amends the Series D Certificate such that the “Series D Liquidation Preference” (as such term is defined in the Series D Certificate) will be paid on a subordinated basis to the payment of the liquidation preference payment of the Series E Preferred Stock.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of the Series A Certificate, the Series B Certificate, the Series C Certificate and the Series D Certificate

The information provided in response to Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Series E Certificate

On July 8, 2010, the Company filed with the Secretary of State of the State of Nevada the Series E Certificate, which sets forth the rights and preferences of the Series E Preferred Stock.  The Series E

Certificate was filed pursuant to Section 78.1955 of the Nevada Revised Statutes and is effective as of July 8, 2010.

Pursuant to the Series E Certificate, the holders of the Series E Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock, shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Company, as amended, and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class.  Each holder of shares of Series E Preferred Stock shall be entitled to vote on an as-converted to Common Stock basis.

In the event of any liquidation, before any distribution of assets of the Company shall be made to or set apart for the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock, the holders of Series E Preferred Stock shall be entitled to receive payment out of such assets of the Company in an amount equal to the greater of (i) $4.50 per share of Series E Preferred Stock, and (ii) the amount such holder would have received if such holder had converted its shares of Series E Preferred Stock to Common Stock, subject to but immediately prior to such liquidation (the “Series E Liquidation Preference”).  If the assets of the Company available for distribution to the holders of Series E Preferred Stock are insufficient to make in full the above-referenced payment required by the Series E Certificate, then the holders of the Series E Preferred Stock shall share pro rata in the distribution of such assets in proportion to the respective sums which would otherwise be payable upon such distribution related to a Liquidation if all sums so payable to the holders of the Series E Preferred Stock were paid in full.

As long as at least 33% of the shares of Series E Preferred Stock issued pursuant to the Purchase Agreements are outstanding, the consent of the holders of at least a majority of the shares of Series E Preferred Stock at the time outstanding shall be necessary for effecting (i) any amendment, alteration or repeal of any of the provisions of the Series E Certificate in a manner that will adversely affect the rights of the holders of the Series E Preferred Stock, (ii) the authorization or creation by the Company of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock), in each case, ranking in terms of liquidation preference, redemption rights or dividend rights, pari passu with or senior to, the Series E Preferred Stock in any manner, and (iii) entrance by the Company into any senior secured financing or funded debt.  These listed actions by the Company will no longer require a vote of the holders of Series E Preferred Stock at such time as the Company first earns an annual EBITDA (earnings before interest, tax, depreciation and amortization) of at least $10,000,000 over any trailing 12-month period and Stockholder’s Equity as recorded on the Company’s balance sheet first becomes at least $15,000,000.

Shares of the Series E Preferred Stock are convertible at any time into shares of Common Stock by any holders thereof at the initial conversion price of $0.15 per share, which conversion price is subject to customary adjustments related to stock dividends, subdivisions and combinations.  In addition, if 10% or less of the aggregate shares of Series E Preferred Stock issued pursuant to the Purchase Agreements remain outstanding or, in the event of a sale, transfer or other disposition of all or substantially all the Company’s property assets or business to another corporation, in which the aggregate proceeds to the holders of the Series E Preferred Stock would be greater on an as-converted to Common Stock basis, all remaining outstanding shares of Series E Preferred Stock mandatorily convert into Common Stock.

The number of shares of Series E Preferred Stock that may be converted into Common Stock by any holder, and the number of shares of Series E Preferred Stock that shall be entitled to voting rights, shall be limited to the extent necessary to ensure that, following such conversion (or deemed conversion for voting purposes), the number of shares of Common Stock then beneficially owned by such holder and its affiliates does not exceed 9.99% of the total number of shares of Common Stock then issued and outstanding.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Exhibit

3.1	Certificate of Designation of Series E Convertible Preferred Stock.
3.2	Amendment to Certificate of Designation of Series A Convertible Preferred Stock
3.3	Amendment to Certificate of Designation of Series B Convertible Preferred Stock
3.4	Amendment to Certificate of Designation of Series C Convertible Preferred Stock
3.5	Amendment to Certificate of Designation of Series D Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	July 9, 2010	By:	/s/ JERRY R. WELCH
		Name:	Jerry R. Welch
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	Certificate of Designation of Series E Convertible Preferred Stock.
3.2	Amendment to Certificate of Designation of Series A Convertible Preferred Stock
3.3	Amendment to Certificate of Designation of Series B Convertible Preferred Stock
3.4	Amendment to Certificate of Designation of Series C Convertible Preferred Stock
3.5	Amendment to Certificate of Designation of Series D Convertible Preferred Stock